Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) filed February 25, 2021 pertaining to the 2014 Stock Incentive Plan of Concert Pharmaceuticals, Inc. of our report dated February 25, 2021, with respect to the consolidated financial statements of Concert Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 25, 2021